Birner Dental Management Services, Inc.                         Exhibit No. 99.9
3801 East Florida Avenue, Suite 508
Denver, CO  80210
(303) 691-0680


FOR IMMEDIATE RELEASE
January 23, 2008



   BIRNER DENTAL MANAGEMENT SERVICES, INC. TO CONTINUE BUYING ITS COMMON STOCK


DENVER, Jan. 23 /PRNewswire-FirstCall/ -- Birner Dental Management Services, Inc. (Nasdaq: BDMS), operators of PERFECT TEETH dental practices, announced that the Board of Directors has approved up to $1,000,000 of stock repurchases. Amounts previously approved by the board have been fully utilized for stock repurchases through the date of this press release. The Company considers stock repurchases to be a good investment of the Company's resources.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 60 dental offices, of which 35 were acquired and 25 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the benefits to the Company of stock repurchases. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680